Exhibit 99.1
                                                                    ------------

PRESS RELEASE

Contacts:                                   Investors/Media:
Richard G. Chleboski                        Stephanie Carrington / Denise Roche
Chief Financial Officer                     The Ruth Group
Evergreen Solar, Inc.                       646-536-7017 / 7008
508-357-2221 x708                           scarrington@theruthgroup.com
investors@evergreensolar.com                droche@theruthgroup.com


--------------------------------------------------------------------------------

            EVERGREEN SOLAR, INC. REPORTS THIRD QUARTER 2003 RESULTS


THIRD QUARTER HIGHLIGHTS:

     o   Increased product revenues 81% to $2.6 million from the third quarter
         2002

     o Improved product gross margins to (54%) compared to (108%) for the same period in 2002

     o Introduced the higher power EC-115 panel that increases revenue per panel by almost 5%

MARLBORO, MASSACHUSETTS, November 5, 2003 - Evergreen Solar, Inc. (Nasdaq:
ESLR), a developer, marketer, and manufacturer of photovoltaic (solar power) products for the worldwide market, today announced results for the third quarter ended September 30, 2003.

For the three months ended September 30, 2003, product revenues were $2.6 million, an increase of $1.1 million from $1.5 million for the same period in 2002. Research revenues for the third quarter were $463,000, a decrease of $178,000 from $641,000 for the same period in 2002. Operating loss for the third quarter was $3.3 million compared to an operating loss of $2.9 million for the third quarter of 2002. Net loss attributable to common shareholders for the third quarter was $4.0 million, or $0.35 per share, which includes a non-cash dividend earned by the Series A Convertible Preferred stockholders of $747,000. At September 30, 2003, cash, cash equivalents, and short-term investments totaled $24.5 million, compared to $8.5 million at December 31, 2002.

For the nine months ended September 30, 2003, product revenues were $6.4 million, an increase of $2.9 million from $3.5 million from the same period in 2002. The increase in product revenues was the result of increases in our production volumes and increases in our marketing and selling activities. Research revenues were $1.4 million, an increase of $268,000 from $1.1 million for the nine months ended September 30, 2002. Operating loss for the nine months ended September 30, 2003 was $9.9 million, a decrease of $271,000 from $10.2 million for the same period in 2002. Net loss attributable to common shareholders for the nine months ended September 30, 2003 was $22.6 million, or $1.97 per share, which includes accretion charges associated with the Series A Preferred Stock financing of $12.8 million.

"The third quarter was another strong operational quarter," commented Mark A. Farber, President and Chief Executive Officer of Evergreen Solar. "Sales were driven primarily by the European and Californian markets. We continue to be capacity constrained and were able to sell all the panels manufactured during the quarter. Primarily as a result of improvements in yield and efficiency and increases in production volumes, we were able to improve product gross margins to (54%) as compared to (108%) from a year earlier."

"Our capacity expansion continues to move at a brisk pace," continued Farber. "We took delivery of much of the remaining cell fabrication equipment in the third quarter and are now in the process of installing and debugging this equipment. Because of the engineering and technology improvements we are implementing with Line 2, we expect to approximately quadruple our manufacturing capacity over the next 12 to 18 months and increase production volumes in early 2004."

"Our continued progress on cell conversion efficiency enabled us to introduce our EC-115 panel that increases our revenue per panel by almost 5%," concluded Farber.

The Company will hold a conference call to discuss its third quarter 2003 results on November 5, 2003 at 10 AM ET. A live webcast of the conference call will be available online at www.evergreensolar.com. Web participants are encouraged to go to the web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. Listening to the webcast requires speakers and RealPlayer(TM) software, downloadable free at www.real.com. Those without web access may access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (800) 274-5192 for domestic callers, and (706) 634-0737 for international callers. The reservation number for both is 3374182.

In addition, a replay of the call will be available from November 5, 2003 - November 19, 2003. The replay dial-in numbers are (800) 642-1687 for domestic callers and (706) 645-9291 for international callers. Please use reservation code 3374182. The webcast of the call will remain available on Evergreen Solar's web site, www.evergreensolar.com, through December 5, 2003.


ABOUT EVERGREEN SOLAR, INC.

Evergreen Solar, Inc. (www.evergreensolar.com) develops, manufactures, and markets solar power products utilizing the Company's patented solar power technologies. The

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

products provide reliable and environmentally clean electric power in global markets. Solar power applications include wireless power for remote homes, water pumping, lighting, and rural electrification, as well as complete power systems for electric utility customers choosing to generate their own environmentally benign power. Evergreen Solar(R) is a registered trademark of Evergreen Solar, Inc.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. THE COMPANY CAUTIONS YOU THAT ANY STATEMENTS CONTAINED IN THIS PRESS RELEASE WHICH ARE NOT STRICTLY HISTORICAL STATEMENTS CONSTITUTE FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS REFLECTING MANAGEMENT'S EXPECTATIONS REGARDING THE TIMING, COST, AND SUCCESS OF THE COMPANY'S CURRENT AND FUTURE MANUFACTURING SCALE-UP AND PRODUCTION; FUTURE FINANCIAL PERFORMANCE; THE COMPANY'S TECHNOLOGY AND PRODUCT DEVELOPMENT, COST, AND PERFORMANCE; THE COMPANY'S CURRENT AND FUTURE STRATEGIC RELATIONSHIPS AND FUTURE MARKET OPPORTUNITIES; AND THE COMPANY'S OTHER BUSINESS AND TECHNOLOGY STRATEGIES AND OBJECTIVES. THESE STATEMENTS MAY BE IDENTIFIED WITH SUCH WORDS AS "WE EXPECT", "WE BELIEVE", "WE ANTICIPATE", OR SIMILAR INDICATIONS OF FUTURE EXPECTATIONS. THESE STATEMENTS ARE NEITHER PROMISES NOR GUARANTEES, AND INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHER THINGS, THE FOLLOWING FACTORS: THE COMPANY'S BUSINESS AND RESULTS OF OPERATIONS COULD BE MATERIALLY IMPAIRED AS A RESULT OF POOR MANUFACTURING OR PRODUCT PERFORMANCE OR HIGHER COSTS ATTRIBUTABLE TO THE EXPANSION OR OPERATION OF MANUFACTURING FACILITIES; THE MARKET FOR SOLAR POWER PRODUCTS IS EMERGING AND RAPIDLY DEVELOPING, AND MARKET DEMAND FOR SOLAR POWER PRODUCTS SUCH AS THE COMPANY'S PRODUCTS IS UNCERTAIN; THE COMPANY HAS LIMITED EXPERIENCE MANUFACTURING LARGE VOLUMES OF SOLAR POWER PRODUCTS ON A COMMERCIAL BASIS AT ACCEPTABLE COSTS, WHICH IT WILL NEED TO DO IN ORDER TO BE SUCCESSFUL; THE COMPANY FACES INTENSE COMPETITION FROM OTHER COMPANIES PRODUCING SOLAR POWER AND OTHER DISTRIBUTED ENERGY GENERATION PRODUCTS; THE COMPANY SELLS VIA A SMALL NUMBER OF RESELLER PARTNERS, AND THE COMPANY'S RELATIONSHIPS WITH CURRENT OR PROSPECTIVE MARKETING OR STRATEGIC PARTNERS MAY BE AFFECTED BY ADVERSE DEVELOPMENTS IN THE COMPANY'S BUSINESS, THE PARTNER'S BUSINESS, COMPETITIVE FACTORS, SOLAR POWER MARKET CONDITIONS, OR FINANCIAL MARKET CONDITIONS; AND THE MARKET FOR PRODUCTS SUCH AS THE COMPANY'S SOLAR POWER PRODUCTS IS HEAVILY INFLUENCED BY FEDERAL, STATE, LOCAL, AND FOREIGN GOVERNMENT REGULATIONS AND POLICIES, AS WELL AS THE AVAILABILITY AND SIZE OF GOVERNMENT SUBSIDIES AND ECONOMIC INCENTIVES, OVER WHICH THE COMPANY HAS LITTLE CONTROL. IN ADDITION TO THE FOREGOING FACTORS, THE OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL, TECHNOLOGICAL, AND OTHER RISK FACTORS IDENTIFIED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION - INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002, FILED ON MARCH 27, 2003, AND QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2003, FILED ON AUGUST 12, 2003 (A COPY OF WHICH MAY BE OBTAINED AT THE SEC'S WEB SITE
AT: HTTP://WWW.SEC.GOV) - COULD IMPACT THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PRESS RELEASE. READERS SHOULD NOT PLACE UNDUE RELIANCE ON ANY SUCH FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE THEY ARE MADE. THE COMPANY DISCLAIMS ANY OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY SUCH STATEMENTS TO REFLECT ANY CHANGE IN COMPANY EXPECTATIONS, OR IN EVENTS, CONDITIONS, OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS MAY BE BASED, OR THAT MAY AFFECT THE LIKELIHOOD THAT ACTUAL RESULTS WILL DIFFER FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS.

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

                      Evergreen Solar, Inc. (Nasdaq: ESLR)
                       Condensed Statements of Operations
                      (in thousands except per share data)
                                   (unaudited)


                                                        Three Months Ended          Nine Months Ended
                                                           September 30,               September 30,
                                                      ----------------------      ----------------------
                                                        2003          2002          2003          2002
                                                      --------      --------      --------      --------
Revenues:
Product revenues                                      $  2,642      $  1,461      $  6,368      $  3,448
Research revenues                                          463           641         1,352         1,084
                                                      --------      --------      --------      --------

Total revenues                                           3,105         2,102         7,720         4,532

Operating expenses:
Cost of product revenues                                 4,061         3,041        10,969         8,861
Research and development expense                         1,087           935         2,872         2,776
Selling, general and administrative expenses             1,301           991         3,821         3,108
                                                      --------      --------      --------      --------

Total operating expenses                                 6,449         4,967        17,662        14,745
                                                      --------      --------      --------      --------

Operating loss                                          (3,344)       (2,865)       (9,942)      (10,213)
Net interest income                                         83           133           157           585
                                                      --------      --------      --------      --------

Net loss                                                (3,261)       (2,732)       (9,785)       (9,628)
Accretion of Series A convertible preferred stock         (747)           --       (12,802)           --
                                                      --------      --------      --------      --------
Net loss attributed to common stockholders              (4,008)       (2,732)      (22,587)       (9,628)

Net loss per common share (basic and diluted)         $  (0.35)     $  (0.24)     $  (1.97)     $  (0.84)

Weighted average shares used in computing basic
  and diluted net loss per common share                 11,497        11,408        11,440        11,403









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

                      Evergreen Solar, Inc. (Nasdaq: ESLR)
                            Condensed Balance Sheets
                                 (in thousands)
                                   (unaudited)



                                                  September 30,    December 31,
                                                     2003             2002
                                                    --------        --------

Cash, equivalents and short-term investments        $ 24,512        $  8,483
Other current assets                                   5,227           6,111
                                                    --------        --------

Total current assets                                  29,739          14,594

Restricted cash                                          414             464
Fixed assets, net                                     21,355          16,905
                                                    --------        --------

Total assets                                        $ 51,508        $ 31,963
                                                    --------        --------


Total current liabilities                           $  2,455        $  2,050

Series A convertible preferred stock                  30,232              --

Total stockholders' equity                            18,821          29,913
                                                    --------        --------

Total liabilities and stockholders' equity          $ 51,508        $ 31,963
                                                    --------        --------